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                                EXHIBIT 23.2

  [KPMG LOGO]

     Suite 1200                                Telephone  313 983 0200
     150 West Jefferson                        Fax  313 983 0006
     Detroit, MI 48226-4429                         313 983 0007
                                                    313 983-0008



  The Board of Directors
  CFSB Bancorp, Inc.



  We consent to incorporation by reference in the registration on Form S-4 of Old Kent Financial Corporation of our report dated January 19, 1999, except as to note 23, which is as of February 24, 1999, relating to the consolidated statements of financial condition of CFSB Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, Annual Report on Form 10-K of CFSB Bancorp, Inc.



 /s/KPMG LLP
  March 31, 1999